Exhibit 10.1
THE CLOROX COMPANY
2005 STOCK INCENTIVE PLAN

Effective as of November 16, 2005
First Amendment and Restatement as of November 14, 2012
Second Amendment and Restatement as of September 22, 2020

1. Establishment, Objectives and Duration.
     (a) Establishment of the Plan. The Clorox Company, a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as “The Clorox Company 2005 Stock Incentive Plan” (hereinafter referred to as the “Plan”). The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards. The Plan was originally adopted effective as of November 16, 2005 and was subsequently amended and restated effective as of November 14, 2012 (the “Effective Date”). The current amendment and restatement of the Plan is adopted effective as of September 22, 2020. Definitions of capitalized terms used in the Plan are contained in the attached Glossary, which is an integral part of the Plan.
     (b) Objectives of the Plan. The objectives of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Participants and to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make or are expected to make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.
     (c) Duration of the Plan. No Award may be granted under the Plan after the day immediately preceding the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board or the Committee shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.
2. Administration of the Plan.
     (a) The Committee. The Plan shall be administered by the Management Development and Compensation Committee of the Board or such other committee (the “Committee”) as the Board shall select consisting of two or more members of the Board, each of whom is intended to be an “independent director” under New York Stock Exchange listing standards and also may be a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act and/or an “outside director” under regulations promulgated under Section 162(m) of the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.
     (b) Authority of the Committee. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to:
     (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder;
     (ii) determine whether and to what extent Awards are granted hereunder;
     (iii) determine the size and types of Awards granted hereunder;
     (iv) approve forms of Award Agreement for use under the Plan;
     (v) determine the terms and conditions of any Award granted hereunder;

     (vi) establish performance goals for any Performance Period and determine whether such goals were satisfied;
     (vii) amend the terms of any outstanding Award granted under the Plan, whether in the event of a Participant’s termination of employment, in the event of a Change in Control or otherwise, provided that, except as otherwise provided in Section 18, no such amendment shall reduce the Exercise Price of an outstanding Option or the grant price of an outstanding SAR, and at any time when the Exercise Price of an outstanding Option or the grant price of an outstanding SAR is above the Fair Market Value of a share of Common Stock, no such amendment shall provide for the cancellation and re-grant or the exchange of any such outstanding Option or SAR for either cash or a new Award with a lower (or no) exercise price without the approval of the stockholders of the Company, and provided further, that any amendment that would materially adversely affect the Participant’s rights under an outstanding Award shall not be made without the Participant’s written consent;
     (viii) construe and interpret the terms of the Plan and any Award Agreement entered into under the Plan, and to decide all questions of fact arising in its application; and
     (ix) take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate.
Except to the extent prohibited by Applicable Laws, the Committee may delegate its authority as identified herein, including the power and authority to make Awards to Participants who are not “insiders” subject to Section 16(b) of the Exchange Act, Awards intended to satisfy the Performance-Based Exception and/or Awards intended to satisfy the exception under Rule 16b-3(d)(1) promulgated under the Exchange Act, pursuant to such conditions and limitations as the Committee may establish. References to the Committee in this Plan shall refer to a delegate with respect to any action of such delegate within the scope of the authority delegated to such delegate by the Committee.
     (c) Effect of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final, binding and conclusive on all persons, including the Company, its Subsidiaries, its stockholders, Employees, Directors, Consultants and their estates and beneficiaries.
3. Shares Subject to the Plan; Effect of Grants; Individual Limits.
     (a) Number of Shares Available for Grants. Subject to adjustment as provided in Section 18 hereof, the maximum number of Shares which may be issued pursuant to Awards under the Plan granted after June 30, 2012 shall be 7,100,000 Shares, plus the number of Shares deemed not issued under the Plan or the Prior Plans pursuant to paragraphs (i), (ii), (iii) or (iv) of this Section 3(a). For the avoidance of doubt, the Company shall be entitled to issue Shares under awards granted under the Plan or the Prior Plans that were outstanding on June 30, 2012 and such issuances shall not reduce the foregoing.
     (i) Shares that are potentially deliverable under an Award or a Prior Plan award that expires or is canceled, forfeited, settled in cash or otherwise settled without the delivery of Shares shall not be treated as having been issued under the Plan or a Prior Plan.
     (ii) Shares that are held back or tendered (either actually or constructively by attestation) to cover the exercise price or tax withholding obligations with respect to an Award or Prior Plan award shall not be treated as having been issued under the Plan or a Prior Plan.
     (iii) Shares that are issued pursuant to awards that are assumed, converted or substituted in connection with a merger, acquisition, reorganization or similar transaction shall not be treated as having been issued under the Plan.
     (iv) Shares that are repurchased in the open market with Option Proceeds from Awards or Prior Plan awards shall not be treated as having been issued under the Plan or a Prior Plan; provided, however, that the aggregate number of Shares deemed not issued pursuant to the repurchase of Shares with Option Proceeds shall not be greater than the amount of such proceeds divided by the Fair Market Value of a Share on the date of exercise of the Option or Prior Plan option giving rise to such proceeds.
Notwithstanding paragraphs (i) through (iv) above, for purposes of determining the number of Shares available for grant as Incentive Stock Options, only Shares that are subject to an Award or a Prior Plan award that expires or is cancelled, forfeited or settled in cash shall be treated as not having been issued under the Plan or a Prior Plan.

     The Shares to be issued pursuant to Awards may be authorized but unissued Shares or treasury Shares.
     (b) Individual Limits. Subject to adjustment as provided in Section 18 hereof, the following rules shall apply with respect to Awards:
     (i) Options and SARs: The maximum aggregate number of Shares with respect to which Options and SARs may be granted in any 36-month period to any one Participant shall be 2,000,000 Shares.
     (ii) Restricted Stock, Restricted Stock Units, Performance Shares and Other Stock-Based Awards: The maximum aggregate number of Shares of Restricted Stock and Shares with respect to which Restricted Stock Units, Performance Shares and Other Stock-Based Awards may be granted in any 36-month period to any one Participant shall be 800,000 Shares.
     (iii) Performance Units: The maximum aggregate compensation that can be paid pursuant to Performance Units awarded in any one fiscal year to any one Participant shall be $10,000,000 or a number of Shares having an aggregate Fair Market Value on the date of grant not in excess of such amount.
4. Eligibility and Participation.
     (a) Eligibility. Persons eligible to participate in the Plan include all Employees, Directors and Consultants.
     (b) Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award. The Committee may establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan.
5. Types of Awards.
     (a) Type of Awards. Awards under the Plan may be in the form of Options (both Nonqualified Stock Options and/or Incentive Stock Options), SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards.
     (b) Designation of Award. Each Award shall be designated in the Award Agreement.
6. Options.
     (a) Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
     (b) Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine including, but not limited to, the Option vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, and payment contingencies. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. Options that are intended to be Incentive Stock Options shall be subject to the limitations set forth in Section 422 of the Code.
     (c) Exercise Price. Except for Options adjusted pursuant to Section 18 herein, and replacement Options granted in connection with a merger, acquisition, reorganization or similar transaction, the Exercise Price for each grant of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the Exercise Price for each grant of an Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted.
     (d) Term of Options. The term of an Option granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.
     (e) Exercise of Options. Options granted under this Section 6 shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement and as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.
     (f) Payments. Options granted under this Section 6 shall be exercised by the delivery of a written notice to the Company, setting forth the number of Shares with respect to which the Option is to be exercised and specifying the method of the Exercise Price. The Exercise Price of an Option shall be payable to the Company: (i) in cash or its equivalent, (ii) by tendering (either actually or constructively by attestation or through authorization to withhold Shares otherwise issuable upon exercise of an Option) Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price, (iii) in any other manner then permitted by the Committee that is determined to provide a benefit to the Company, or (iv) by a combination of any of the permitted methods of payment. The Committee may limit any method of payment, other than that specified under (i), for administrative convenience, to comply with Applicable Laws or otherwise. Shares issued upon exercise shall be subject to such continuing restrictions as shall be provided in a Participant’s Award Agreement.
     (g) Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
     (h) Termination of Employment or Service. Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options, and may reflect distinctions based on the reasons for termination of employment or service.
     (i) No Repricing without Stockholder Approval. The Company shall not, without the approval of the stockholders of the Company, reduce the Exercise Price of an outstanding Option. And, at any time when the Exercise Price of an outstanding Option is above the Fair Market Value of a share of Common Stock, the Company shall not, without the approval of the stockholders of the Company, provide for the cancellation and re-grant or the exchange of such outstanding Option for either cash or a new Award with a lower (or no) exercise price.
7. Stock Appreciation Rights.
     (a) Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.
     (b) Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.
     (c) Grant Price. The grant price of a Freestanding SAR shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the SAR, and the grant price of a Tandem SAR shall equal the Exercise Price of the related Option; provided, however, that these limitations shall not apply to Awards that are adjusted pursuant to Section 18 herein.

     (d) Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.
     (e) Exercise of Tandem SARs. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. To the extent exercisable, Tandem SARs may be exercised for all or part of the Shares subject to the related Option. The exercise of all or part of a Tandem SAR shall result in the forfeiture of the right to purchase a number of Shares under the related Option equal to the number of Shares with respect to which the SAR is exercised. Conversely, upon exercise of all or part of an Option with respect to which a Tandem SAR has been granted, an equivalent portion of the Tandem SAR shall similarly be forfeited.
     Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.
     (f) Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the Award Agreement.
     (g) Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
     (i) the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by
     (ii) the number of Shares with respect to which the SAR is exercised.
     At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. Shares issued upon SAR exercise shall be subject to such continuing restrictions as shall be provided in a Participant’s Award Agreement.
     (h) Termination of Employment or Service. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs, and may reflect distinctions based on the reasons for termination of employment or service.
     (i) No Repricing without Stockholder Approval. The Company shall not, without the approval of the stockholders of the Company, reduce the grant price of an outstanding SAR. And at any time when the grant price of an outstanding SAR is above the Fair Market Value of a share of Common Stock, the Company shall not, without the approval of the stockholders of the Company, provide for the cancellation and re-grant or the exchange of such outstanding SAR for either cash or a new Award with a lower (or no) exercise price.
8. Restricted Stock.
     (a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
     (b) Award Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the applicable restrictions, the number of Shares of Restricted Stock granted and issued on the grant date, and such other provisions as the Committee shall determine.

     (c) Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, a requirement that the issuance of Shares of Restricted Stock be delayed, restrictions based upon the achievement of specific performance goals, time-based restrictions requiring a minimum period of service as a condition of vesting any or all Shares of Restricted Stock, and/or restrictions under Applicable Laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. The Company may retain in its custody any certificate evidencing the Shares of Restricted Stock and place thereon a legend and institute stop-transfer orders on such Shares, and the Participant shall be obligated to sign any stock power requested by the Company relating to the Shares to give effect to the forfeiture provisions and any other restrictions of the Restricted Stock.
     (d) Removal of Restrictions. Subject to Applicable Laws, Restricted Stock shall become freely transferable by the Participant after the lapse of all of the restrictions applicable thereto.
     (e) Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Laws, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.
     (f) Dividends and Other Distributions. Except as otherwise provided in a Participant’s Award Agreement, to the extent permitted or required under Applicable Laws, Participants holding Shares of Restricted Stock shall receive all regular cash Dividends paid with respect to all Shares while they are so held, and, except as otherwise determined by the Committee, to the extent permitted or required under Applicable Laws, all other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall be delivered to Participants in conjunction with the Shares of Restricted Stock with respect to which such distributions were made. Notwithstanding the foregoing, Dividends or other distributions that relate to performance-based Restricted Stock will be subject to the same performance conditions as the underlying Award.
     (g) Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Stock following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards of Restricted Stock, and may reflect distinctions based on the reasons for termination of employment or service.
9. Restricted Stock Units.
     (a) Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, Restricted Stock Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
     (b) Award Agreement. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the applicable restrictions, the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.
     (c) Value of Restricted Stock Units. The initial value of a Restricted Stock Unit shall equal the Fair Market Value of a Share on the date of grant; provided, however, that this restriction shall not apply to Awards that are adjusted pursuant to Section 18 herein.
     (d) Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Restricted Stock Units and/or the Shares issuable upon the settlement of Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions requiring a minimum period of service as a condition of settlement of any or all Restricted Stock Units, and/or restrictions under Applicable Laws or under the requirements of any stock exchange or market, or holding requirements or sale restrictions placed on any Shares issued by the Company upon vesting and in settlement of such Restricted Stock Units.

     (e) Form and Timing of Payment. Except as otherwise provided in Section 19 herein or a Participant’s Award Agreement, payment of Restricted Stock Units shall be made at a specified settlement date that shall not be earlier than the last day that any time-based restrictions have lapsed. The Committee, in its sole discretion, may settle Restricted Stock Units by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof). The Committee may provide that settlement of Restricted Stock Units shall be deferred, either on a mandatory basis or at the election of the Participant. Shares issued at the settlement date shall be subject to such continuing restrictions as shall be provided in a Participant’s Award Agreement.
     (f) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
     (g) Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting an Award of Restricted Stock Units following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock Units, and may reflect distinctions based on the reasons for termination of employment or service.
     (h) Dividends and Other Distributions. Shares underlying Restricted Stock Units shall be entitled to Dividends or other distributions only to the extent provided by the Committee. In the event that the Committee decides to grant Restricted Stock Units that are entitled to Dividends or other distributions, Dividends or other distributions that relate to performance-based Restricted Stock Units shall be subject to the same performance conditions as the underlying Award.
10. Performance Shares.
     (a) Grant of Performance Shares. Subject to the terms and provisions of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
     (b) Award Agreement. Each grant of Performance Shares shall be evidenced by an Award Agreement that shall specify the applicable Performance Period(s) and Performance Measure(s), the number of Performance Shares granted and issued on the grant date, and such other provisions as the Committee shall determine.
     (c) Performance Period and Other Restrictions. The Committee shall impose such conditions and/or restrictions on any Performance Shares granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Performance Share, time-based restrictions requiring a minimum period of service as a condition of vesting of any or all Performance Shares, and/or restrictions under Applicable Laws or under the requirements of any stock exchange or market upon which the Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Performance Shares. The Company may retain in its custody any certificate evidencing the Shares and place thereon a legend and institute stop-transfer orders on such Shares, and the Participant shall be obligated to sign any stock power requested by the Company relating to the Shares to give effect to the forfeiture provisions and any other restrictions of the Performance Shares.
     (d) Removal of Restrictions. Subject to Applicable Laws, Performance Shares shall become freely transferable by the Participant after the lapse of all of the restrictions applicable thereto.
     (e) Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Laws, as determined by the Committee, Participants holding Performance Shares granted hereunder may exercise full voting rights with respect to those Shares.
     (f) Dividends and Other Distributions. Except as otherwise provided in a Participant’s Award Agreement, to the extent permitted or required under Applicable Laws, Participants holding Performance Shares shall receive all regular cash Dividends paid with respect to all Shares while they are so held; provided, however, that all Dividends or other distributions shall be subject to the same performance conditions as the underlying Award.

     (g) Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Performance Shares following termination of the Participant’s employment or, if the Participant is a Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Participants, and may reflect distinctions based on the reasons for termination of employment or service.
11. Performance Units.
     (a) Grant of Performance Units. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
     (b) Award Agreement. Each grant of Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Units granted, the Performance Period(s) and Performance Measure(s), the performance goals and such other provisions as the Committee shall determine.
     (c) Value of Performance Units. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Units that will be paid out to the Participants.
     (d) Form and Timing of Payment. Except as otherwise provided in Section 19 herein or a Participant’s Award Agreement, payment of Performance Units shall be made following the close of the applicable Performance Period on a settlement date selected by the Committee. The Committee, in its sole discretion, may settle Performance Units in cash or in Shares that have an aggregate Fair Market Value equal to the value of the Performance Units (or a combination thereof). The Committee may provide that settlement of Performance Units shall be deferred, either on a mandatory basis or at the election of the Participant. Shares issued at the settlement date shall be subject to such continuing restrictions as shall be provided in a Participant’s Award Agreement.
     (e) Voting Rights. A Participant shall have no voting rights with respect to any Performance Units granted hereunder.
     (f) Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting an Award of Performance Units following termination of the Participant’s employment or, if the Participant is a Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Performance Units and may reflect distinctions based on reasons for termination of employment or service.
     (g) Dividends and Other Distributions. Shares underlying Performance Units shall be entitled to Dividends or other distributions only to the extent provided by the Committee. In the event that the Committee decides to grant Performance Units that are entitled to Dividends or other distributions, Dividends or other distributions shall be subject to the same performance conditions as the underlying Award.
12. Other Stock-Based Awards.
     (a) Grant. The Committee shall have the right to grant other Awards that may include, without limitation, the grant of Shares based on attainment of performance goals established by the Committee, the payment of Shares as a bonus or in lieu of cash based on attainment of performance goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs.
     (b) Restrictions. The Committee shall impose such conditions and/or restrictions on Other Stock-Based Awards granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share subject to the Award, time-based restrictions requiring a minimum period of service as a condition of vesting in any or all Shares subject to the Award, and/or restrictions under Applicable Laws or under the requirements of any stock exchange or market, or holding requirements or sale restrictions placed on any Shares issued by the Company upon vesting and in settlement of Other Stock-Based Awards.

     (c) Payment of Other Stock-Based Awards. Settlement of any such Awards shall be made in such manner and at such times as the Committee may determine. The Committee may provide that settlement of Other Stock-Based Awards shall be deferred, either on a mandatory basis or at the election of the Participant. Shares issued upon settlement shall be subject to such continuing restrictions as shall be provided in a Participant’s Award Agreement.
     (d) Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination of employment or service.
13. Dividend Equivalents. At the discretion of the Committee, Awards granted pursuant to the Plan may provide Participants with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participants, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. Notwithstanding the foregoing, Dividend Equivalents that relate to performance-based Awards will either not be made at all or shall be subject to the same performance conditions as the underlying Award.
14. Performance-Based Exception.
     (a) The Committee may specify that the attainment of one or more of the Performance Measures set forth in this Section 14 shall determine the degree of granting, vesting and/or payout with respect to Awards that the Committee intends will qualify for the Performance-Based Exception. The performance goals to be used for such Awards shall be chosen from among the following performance measures (the “Performance Measures”): total shareholder return, stock price, net customer sales, volume, gross profit, gross margin, operating profit, operating margin, management profit, earnings from continuing operations before income taxes, earnings from continuing operations, earnings per share from continuing operations, earnings before interest and taxes (“EBIT”), earnings before interest, taxes, depreciation and amortization (“EBITDA”), net operating profit after tax, net earnings, net earnings per share, return on assets, return on investment, return on equity, return on invested capital, cost of capital, average capital employed, cash value added, economic value added, economic profit, cash flow, cash flow from operations, working capital, working capital as a percentage of net customer sales, asset growth, asset turnover, market share, customer satisfaction, and employee satisfaction. The targeted level or levels of performance with respect to such Performance Measures may be established at such levels and on such terms as the Committee may determine, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments or functions, and in either absolute terms or relative to the current and/or historical performance of one or more companies or an index covering multiple companies. Performance measures that are financial metrics may or may not be calculated in accordance with generally accepted accounting principles, at the Committee’s discretion. Awards that are not intended to qualify for the Performance-Based Exception may be based on these or such other performance measures as the Committee may determine.
     (b) Unless otherwise determined by the Committee, measurement of performance goals with respect to the Performance Measures above shall exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, including, for example, asset impairment charges and force majeure, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the SEC.
     (c) Performance goals may differ for Awards granted to any one Participant or to different Participants.
     (d) Achievement of performance goals in respect of Awards intended to qualify under the Performance-Based Exception shall be measured over a Performance Period specified in the Award Agreement, and the goals shall be established not later than 90 days after the beginning of the Performance Period or, if less than 90 days, the number of days which is equal to 25% of the relevant Performance Period applicable to the Award.

     (e) The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee may, in its discretion, adjust such Awards downward).
     (f) The Committee shall certify the extent to which any Performance Measures have been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the Performance-Based Exception. Shares issued upon full or partial achievement of the selected Performance Measure(s) shall be subject to such continuing restrictions as shall be provided in a Participant’s Award Agreement.
15. Transferability of Awards. Incentive Stock Options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant. Other Awards shall be transferable to the extent provided in the Award Agreement, except that no Award may be transferred for consideration. Each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, to the extent permitted by the Committee, the person to whom an Award (other than an Incentive Stock Option) is initially granted (the “Grantee”) may transfer an Award to any “family member” of the Grantee (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)); provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as may be specified by the Committee, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8.
16. Taxes. The Company shall have the power and right, prior to the delivery of Shares pursuant to an Award, to deduct or withhold, or require a participant to remit to the Company (or a Subsidiary), an amount (in cash or Shares) sufficient to satisfy any applicable tax withholding requirements applicable to an Award. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any applicable tax withholding requirements. Subject to such restrictions as the Committee may prescribe, a Participant may satisfy all or a portion of any tax withholding requirements for an Award payable or settled in Shares by electing to have the Company withhold Shares having a Fair Market Value equal to the amount to be withheld up to the minimum statutory tax withholding rate (or such other rate that will not cause the Award to be accounted for under variable award account or otherwise result in a negative accounting impact).
17. Conditions Upon Issuance of Shares.
     (a) Shares shall not be issued pursuant to the exercise or settlement of an Award unless the exercise or settlement of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
     (b) As a condition to the exercise or settlement of an Award, the Company may require the person exercising such Award or receiving such settlement to represent and warrant at the time of any such exercise or settlement that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws. The Company may also require the person exercising such Award or receiving such settlement to acknowledge and affirm any restrictions applicable to the Shares issuable upon the exercise or settlement of an Award.
18. Adjustments Upon Changes in Capitalization. Notwithstanding any other provision of the Plan to the contrary, in the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting the Shares, such adjustment shall be made in the number and kind of Shares or other securities or property that may be delivered under the Plan, the individual limits set forth in Section 3(b), and, with respect to outstanding Awards, in the number and kind of Shares or other securities or property subject to outstanding Awards, the Exercise Price, grant price or other price, if any, of Shares subject to outstanding Awards, any performance conditions relating to Shares, the market price of Shares, or per-Share results, and other terms and conditions of outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares or other securities or property subject to any Award shall always be rounded down to a whole number. Adjustments made by the Committee pursuant to this Section 18 shall be final, binding, and conclusive.
19. Change in Control, Cash-Out and Termination of Underwater Options/SARs, and Subsidiary Disposition.
     (a) Change in Control. Except as otherwise provided in a Participant’s Award Agreement or pursuant to Section 19(b) hereof, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under Applicable Laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:
     (i) any and all outstanding Options and SARs granted hereunder shall become immediately exercisable unless such Awards are assumed, converted, replaced or continued by the continuing entity; provided, however, that in the event of a Participant’s termination of employment without Cause within twenty-four (24) months following consummation of a Change in Control, any Awards so assumed, converted, replaced or continued will become immediately exercisable;
     (ii) any Period of Restriction or other restriction imposed on Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards shall lapse unless such Awards are assumed, converted, replaced or continued by the continuing entity; provided, however, that in the event of a Participant’s termination of employment without Cause within twenty-four (24) months following consummation of a Change in Control, the Period of Restriction on any Awards so assumed, converted, replaced or continued shall lapse; and
     (iii) the portion of any and all Performance Shares, Performance Units and other Awards (if performance-based) that remain outstanding following the occurrence of a Change in Control shall be determined by applying actual performance from the beginning of the Performance Period through the date of the Change in Control using the formula set forth in the Award Agreement (“Performance Measure Formula”) to determine the amount of the payout or distribution rounded to the nearest whole Share. Notwithstanding the foregoing, if the Change in Control occurs prior to the end of a Performance Period for an Award, the Performance Measure Formula shall generally be adjusted to take into account the shorter period of time available to achieve the Performance Measures. If a quantitative Performance Measure Formula for the entire Performance Period has been determined by the Company by adding together one or more goals for Performance Measures (“Performance Measure Goals”) for multiple time periods within the Performance Period (each a “subperiod”), then the adjusted Performance Measure Formula for a given level of performance shall be equal to the sum of (1) the Performance Measure Goals for each completed subperiod for such level of performance and (2) a prorated Performance Measure Goal (determined by the number of days in such subperiod falling on or before the occurrence of the Change in Control divided by the total number of days in such subperiod) for such level of performance for each subperiod not completed on or before the occurrence of the Change in Control. If there are no subperiods, then the quantitative Performance Measure Formula shall be prorated by taking the Performance Measure Goal for each specified level of performance for the entire Performance Period and multiplying it by a fraction, the numerator of which is the number of days in the Performance Period falling on or before the occurrence of the Change in Control and the denominator of which is the total number of days in the Performance Period. Qualitative Performance Measures shall not be adjusted. In the unlikely event that the Company is unable to substantially adjust the target Performance Measure(s) for an Award as set forth above, then the portion of such Award that shall remain outstanding shall be based on the assumption that the target level of performance for each Performance Measure for the entire Performance Period has been achieved.
The portion of the Award that remains outstanding following the occurrence of a Change in Control as determined in the preceding paragraph shall vest in full at the end of the Performance Period set forth in such Award so long as the Participant’s employment (or if the Participant is a Director or Consultant, service) with the Company or a Subsidiary does not terminate until the end of the Performance Period. Notwithstanding the foregoing, such portion shall vest in full upon the earliest to occur of the following events: (1) the termination of the Participant by the Company without Cause, (2) the refusal of the continuing entity to assume, convert, replace or continue the Award, or (3) if applicable, the resignation of the Participant for a “good reason”, as described further in the following paragraph.

With respect to paragraphs (i), (ii) and (iii) of Section 19(a) above, the Award Agreement may provide that any replacement awards will become immediately exercisable or any Period of Restriction shall lapse in the event of a termination of employment by the Participant for “good reason” if and as such term is defined in the Award Agreement or any employment agreement, severance agreement or other agreement or policy applicable to such Participant.
     (b) Cash-Out and Termination of Underwater Options/SARs. The Committee may, in its sole discretion, provide that (i) all outstanding Options and SARs shall be terminated upon the occurrence of a Change in Control and that each Participant shall receive, with respect to each Share subject to such Options or SARs, an amount in cash and/or Shares equal to the excess of the Fair Market Value of a Share immediately prior to the occurrence of the Change in Control over the Option Exercise Price or the SAR grant price; and (ii) Options and SARs outstanding as of the date of the Change in Control may be cancelled and terminated without payment therefore if the Fair Market Value of a Share as of the date of the Change in Control is less than the Option Exercise Price or the SAR grant price.
     (c) Subsidiary Disposition. The Committee shall have the authority, exercisable either in advance of any actual or anticipated Subsidiary Disposition or at the time of an actual Subsidiary Disposition and either at the time of the grant of an Award or at any time while an Award remains outstanding, to provide for the automatic full vesting and exercisability of one or more outstanding unvested Awards under the Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on such Awards, in connection with a Subsidiary Disposition, but only with respect to those Participants who are at the time engaged primarily in Continuous Service with the Subsidiary involved in such Subsidiary Disposition. The Committee also shall have the authority to condition any such vesting and exercisability or release from the limitations of an Award upon the continuation or subsequent termination of the affected Participant’s Continuous Service with that Subsidiary within a specified period following the effective date of the Subsidiary Disposition. The Committee may provide that any Awards so vested or released from such limitations in connection with a Subsidiary Disposition, shall remain fully exercisable until the expiration or earlier termination of the Award.
20. Amendment, Suspension or Termination of the Plan.
     (a) Amendment, Modification and Termination. The Board or the Committee may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval in order for the Plan to continue to comply with the New York Stock Exchange listing standards or any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule. Unless the Board or the Committee adopt resolutions providing for an earlier date, the Plan shall automatically terminate on November 14, 2022. For purposes of Section 422 of the Code and also relevant provisions of Applicable Laws, the adoption of the Plan as approved by the stockholders on November 14, 2012 shall be deemed to be the adoption of a new plan.
     (b) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 18 hereof) affecting the Company or the financial statements of the Company or of changes in Applicable Laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. With respect to any Awards intended to comply with the Performance-Based Exception, unless otherwise determined by the Committee, any such exception shall be specified at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception.
     (c) Awards Previously Granted. No termination, amendment or modification of the Plan or of any Award shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the participant holding such Award, unless such termination, modification or amendment is required by Applicable Laws and except as otherwise provided herein.

     (d) No Repricing. The Company shall not, without the approval of the stockholders of the Company, reduce the Exercise Price of an outstanding Option or the grant price of an outstanding SAR. And, at any time when the Exercise Price of an outstanding Option or the grant price of an outstanding SAR is above the Fair Market Value of a share of Common Stock, no amendment shall provide that any such outstanding Option or outstanding SAR be cancelled and re-granted or exchanged for either cash or a new Award with a lower (or no) exercise price, without the approval of the stockholders of the Company.
     (e) Compliance with the Performance-Based Exception. If it is intended that an Award comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate such that the Awards maintain eligibility for the Performance-Based Exception. If changes are made to Code Section 162(m) or regulations promulgated thereunder, the Committee may, subject to the other provisions of this Section 20, make any adjustments to the Plan and/or Award Agreements it deems appropriate that does not prevent the Plan or any outstanding Awards intended to comply with the Performance-Based Exception from complying with Section 162(m) of the Code.
21. Reservation of Shares.
     (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
     (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
22. Rights of Participants.
     (a) Continued Service. The Plan shall not confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.
     (b) Participant. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.
23. Successors. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.
24. Legal Construction.
     (a) Gender, Number and References. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to a Section of the Plan either in the Plan or any Award Agreement or to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such Section of the Plan, act, code, section, rule or regulation, as may be amended from time to time, or to any successor Section of the Plan, act, code, section, rule or regulation.
     (b) Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
     (c) Requirements of Law. The granting of Awards and the issuance of Shares or cash under the Plan shall be subject to all Applicable Laws and to such approvals by any governmental agencies or national securities exchanges as may be required.

     (d) Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.
     (e) Non-Exclusive Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.
     (f) Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted hereunder either be exempt from the requirements of, or else comply with the requirements of, Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”). Any provision that would cause any Award granted hereunder to incur additional taxes under Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

GLOSSARY OF DEFINED TERMS
1. Definitions. As used in the Plan, the following definitions shall apply:
     “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, and the rules of any applicable stock exchange or national market system.
     “Award” means, individually or collectively, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards granted under the Plan.
     “Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.
     “Board” means the Board of Directors of the Company.
     “Cause” means (i) the willful and continued failure of the Participant substantially to perform the Participant’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Chief Executive Officer of the Company, a member of the Committee, or another authorized officer of the Company, which specifically identifies the manner in which the sender believes that the Participant has not substantially performed the Participant’s duties; or (ii) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.
No act or failure to act on the part of the Participant shall be considered to be “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer of the Company or the Committee or another authorized officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done or omitted to be done by the Participant in good faith and in the best interests of the Company. The cessation of employment of the Participant shall not be deemed to be for Cause unless and until the Chief Executive Officer, Vice President of Human Resources and General Counsel unanimously agree that, in their good faith opinion, the Participant is guilty of the conduct described in subsections (i) or (ii) above, and so notify the Participant specifying the particulars thereof in detail.
     “Change in Control” means

(a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act ) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% of either the total fair market value of the then outstanding equity securities of the Company (the “Outstanding Company Common Stock”) or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, including any acquisition which, by reducing the number of shares outstanding, is the sole cause for increasing the percentage of shares beneficially owned by any such Person to more than the applicable percentage set forth above, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

(b)	Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason within any period of 12 months to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)	Consummation by the Company of (i) a reorganization, merger, consolidation or similar transaction involving another business, (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) the acquisition of the securities or assets of another business (a “Business Combination”), in each case, unless, following such Business Combination, (A) more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the controlling parent entity resulting from such Business Combination (including without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) is represented by Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Outstanding Company Common Stock and Outstanding Company Voting Securities were converted pursuant to such Business Combination) and such ownership of common stock and voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors (or similar governing body) of the controlling parent entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

Notwithstanding any other provision in this definition, to the extent required in order to avoid additional income taxation under Section 409A, any transaction defined in subsections (a) through (c) of this definition that does not constitute a "change in the ownership or effective control" of the Company, or "change in the ownership of a substantial portion of the assets" of the Company within the meaning of Treasury Regulations Sections 1.409A-3(a)(5) and 1.409A-3(i)(5) shall not be treated as a Change in Control.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Committee” means the Committee, as specified in Section 2(a), appointed by the Board to administer the Plan.
     “Company” means The Clorox Company and any successor thereto as provided in Section 23 herein.
     “Consultant” means any consultant or advisor to the Company or a Subsidiary.
     “Continuous Service” means that the provision of services to the Company or any Subsidiary in any capacity of Employee, Director or Consultant is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.
     “Director” means any individual who is a member of the Board of Directors of the Company or a Subsidiary who is not an Employee.
     “Dividend” means the dividends declared and paid on Shares subject to an Award.
     “Dividend Equivalent” means, with respect to Shares subject to an Award, a right to be paid an amount equal to the Dividends declared and paid on an equal number of outstanding Shares prior to the issuance of Shares.
     “Employee” means any employee of the Company or a Subsidiary.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

     “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(a)	Where there exists a public market for the Share, the Fair Market Value shall be (A) the closing sales price for a Share on the date of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the New York Stock Exchange, the NASDAQ Global Market or the principal securities exchange on which the Share is listed for trading, whichever is applicable, or (B) if the Share is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the NASDAQ Capital Market, in each case, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(b)	In the absence of an established market of the type described above, for the Share, the Fair Market Value thereof shall be determined by the Committee in good faith, and such determination shall be conclusive and binding on all persons.
     “Freestanding SAR” means a SAR that is granted independently of any Options, as described in Section 7 herein.
     “Incentive Stock Option” or “ISO” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
     “Nonqualified Stock Option” means an Option that is not intended to meet the requirement of Section 422 of the Code.
     “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan, as described in Section 6 herein.
     “Option Proceeds” means the cash received by the Company as payment of the Exercise Price upon exercise of an Option or a Prior Plan option plus the federal tax benefit that could be realized by the Company as a result of the Option of Prior Plan option exercise, which shall be determined by multiplying the amount that is deductible as a result of the Option or Prior Plan option exercise (currently equal to the amount upon which the Participant’s withholding tax obligation is calculated) by the maximum federal corporate income tax rate for the year of exercise. To the extent that a Participant pays the Exercise Price and/or withholding taxes with Shares, Option Proceeds shall not be calculated with respect to the amount paid in such manner.
     “Other Stock-Based Award” means a Share-based or Share-related Award granted pursuant to Section 12 herein.
     “Participant” means a current or former Employee, Director or Consultant who has rights relating to an outstanding Award.
     “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).
     “Performance Measures” shall have the meaning set forth in Section 14(a).
     “Performance Period” means the period during which a performance measure must be met.
     “Performance Share” means an Award granted to a Participant, as described in Section 10 herein.
     “Performance Unit” means an Award granted to a Participant, as described in Section 11 herein.
     “Period of Restriction” means the period Restricted Stock, Restricted Stock Units or Other Stock-Based Awards are subject to a substantial risk of forfeiture and are not transferable.
     “Plan” means The Clorox Company 2005 Stock Incentive Plan.
     “Prior Plans” means The Clorox Company 1996 Stock Incentive Plan, The Clorox Company 1987 Long Term Compensation Program, The Clorox Company Independent Directors’ Stock-Based Compensation Plan, and the 1993 Directors’ Stock Option Plan.
     “Restricted Stock” means an Award granted to a Participant, as described in Section 8 herein.
     “Restricted Stock Units” means an Award granted to a Participant, as described in Section 9 herein.

     “SEC” means the United States Securities and Exchange Commission.
     “Share” means a share of common stock of the Company, par value $1.00 per share, subject to adjustment pursuant to Section 18 herein.
     “Stock Appreciation Right” or “SAR” means an Award granted to a Participant, either alone or in connection with a related Option, as described in Section 7 herein.
     “Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least fifty percent (50%) of the equity securities thereof. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, the term “Subsidiary” shall have the meaning ascribed to such term in Code Section 424(f).
     “Subsidiary Disposition” means (i) the disposition by the Company of some or all of its equity holdings in any Subsidiary effected by a merger, consolidation or a similar transaction involving that Subsidiary, (ii) the Company’s sale or distribution of substantially all of the outstanding capital stock of such Subsidiary, in either case such that the Subsidiary is not longer a Subsidiary following such transaction, or (iii) the sale of all or substantially all of the assets of that Subsidiary.
     “Tandem SAR” means a SAR that is granted in connection with a related Option, as described in Section 7 herein.
     “Voting Securities” means voting securities of the Company entitled to vote generally in the election of Directors.